Exhibit 99.1

Mill City Ventures III, Ltd. Announces Pricing of $5.0 Million Public Offering and Concurrent Uplisting to the Nasdaq Capital Market

MINNEAPOLIS, August 8, 2022 /PRNewswire/ -- Mill City Ventures III, Ltd. (NasdaqCM: MCVT) (Mill City or the “Company”) a non-bank lender and specialty finance company, today announced the pricing of its underwritten public offering of 1,250,000 shares of common stock at a public offering price of $4.00 per share, for aggregate gross proceeds of $5,000,000, before underwriting discounts and commissions. In addition, the Company has granted the underwriters a 45-day option to purchase up to 187,500 additional shares of common stock at the offering price, less the underwriting discount. The Company expects to commence trading on the Nasdaq Capital Market (“Nasdaq”) tomorrow.

In connection with the Nasdaq listing, the Company will implement a reverse split of its issued and outstanding shares of common stock at a ratio of 1 for 2.25. The reverse stock split will be effective as of the open of trading on August 9, 2022. The share numbers and pricing information in this release are adjusted to reflect the reverse stock split. The offering is expected to close on August 11, 2022, subject to customary closing conditions.

The Company intends to use the net proceeds of this offering primarily for general corporate purposes, including working capital, expanded sales and marketing activities, and providing additional specialty short-term loans.

Advisor Details

Alexander Capital, LP is acting as sole book-running manager for the offering. Lucosky Brookman LLP served as counsel to Mill City. Cozen O’Connor, P.C. served as counsel to the underwriters.

The securities described above are being offered by Mill City pursuant to a registration statement on Form S-1 (File No. 333-264474) that was declared effective by the U.S. Securities and Exchange Commission on August 8, 2022. The offering is being made only by means of a prospectus forming a part of the effective registration statement. A copy of the final prospectus related to the offering, when available, may be obtained from Alexander Capital, LP, 17 State Street 5th Floor, New York, NY 10004, Attention: Equity Capital Markets, or by calling (212) 687-5650 or emailing info@alexandercapitallp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Mill City

Founded in 2007, Mill City is a short-term non-bank lending and specialty finance company. Additional information can be found at www.sec.gov.

Forward-Looking Statements and Safe Harbor Notice

All statements other than statements of historical facts included in this press release are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include our expectations and those statements that use forward-looking words such as "projected," "expect," "possibility" and "anticipate." The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties and assumptions. Actual results could differ materially from current projections or implied results. Investors should carefully read the risk factors set forth in the Company's prospectus on Form S-1 filed with the SEC on April 26, 2022, as amended, subsequent filings and future periodic reports filed with the SEC. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

The Company cautions that statements and assumptions made in this press release constitute forward-looking statements and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management undertake no obligation to revise these statements following the date of this news release, other than as required by law.

Investor Contact:

TraDigital IR

John McNamara

917-658-2602

john@tradigitalir.com